Exhibit 5.1

May 22, 2019

Mercury Systems, Inc.

50 Minuteman Road

Andover, MA 01810

Re:	Registration Statement on Form S-3ASR (File No. 333-220205)

Ladies and Gentlemen:

We have acted as counsel to Mercury Systems, Inc., a Massachusetts corporation (the “Company”), in connection with the preparation of the Company’s preliminary prospectus supplement dated May 20, 2019 (the “Preliminary Prospectus Supplement”) filed with the Securities and Exchange Commission (the “Commission”) under Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), and its final prospectus supplement dated May 22, 2019 (the “Prospectus Supplement”) filed with the Commission under Rule 424(b) of the Securities Act pursuant to a Registration Statement on Form S-3ASR, File No. 333-220205 (the “Registration Statement”) filed with the Commission on August 28, 2017 and declared effective by the Commission on August 28, 2017 relating to the proposed public offering of up to 6,000,000 shares of the Company’s common stock (the “Shares”), which includes an option granted to the Underwriters (as defined below) to purchase 900,000 shares of the Company’s common stock to cover overallotments, if any.

In connection with this opinion, we have examined originals or copies of: the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement and the base prospectus dated August 28, 2017 filed with the Registration Statement (the “Base Prospectus” and together with the Preliminary Prospectus Supplement and Prospectus Supplement, the “Prospectus”).

We have also reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

We have also assumed that the Underwriting Agreement (the “Underwriting Agreement”), dated as of May 22, 2019, by and among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), has been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and that the Shares will be issued and sold in accordance with the Underwriting Agreement and against consideration equal to or greater than the par value of the shares.

Mercury Systems, Inc.

May 22, 2019

This opinion is limited solely to the substantive laws of the Commonwealth of Massachusetts.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued and sold in the manner and under the terms described in the Registration Statement, Prospectus, and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2019 and its incorporation by reference into the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Preliminary Prospectus Supplement and Prospectus Supplement.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
MORGAN, LEWIS & BOCKIUS LLP